================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Weyerhaeuser Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:
                     3-6-2000
     -------------------------------------------------------------------------

Notes:

                                   Notice of
                              2000 Annual Meeting
                                of Shareholders
                              and Proxy Statement


                              [LOGO OF WEYERHAEUSER]

     Dear Shareholder:

       You are cordially invited to attend your Company's annual meeting of shareholders at 9:00 a.m., Tuesday, April 18, 2000, at the Corporate Headquarters Building, Federal Way, Washington. A map showing the access route to the Building from Interstate Highway No. 5 is on the back cover.

       The 2000 Annual Shareholders Meeting marks a very significant milestone for Weyerhaeuser Company with the retirement of George H. Weyerhaeuser from our Board of Directors. George has served this Company for 51 of its 100 years. He was Chief Executive Officer for twenty-five of those years and Chairman of our Board for ten. His breadth of experience and knowledge of this Company will be missed in the deliberations of our Board.

       I also want to thank Phil Hawley, who retired from our Board in February after serving for eleven years. We have relied on Phil's broad experience as a CEO and director. In particular, I have valued his counsel as our Company has grown in the past two years.

       Thank you, George and Phil for your many contributions to Weyerhaeuser Company. Don't be surprised if I call for the benefit of your wise counsel in the years to come.

       A notice of the annual meeting and the proxy statement follow. You will also find enclosed a proxy card and an envelope in which to return it. If you cannot attend or if you plan to be present but want the proxy holders, Steven R. Rogel, Chairman of the Board, President and Chief Executive Officer, William D. Ruckelshaus, Director, and Martha
     R. Ingram, Director, to vote your shares, please sign, date and return the proxy card at your earliest convenience.

     Sincerely,

     /s/ Steven R. Rogel
     Steven R. Rogel
     President
     ------------------------------------------------------------------------
                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
     ------------------------------------------------------------------------

       The annual meeting of the shareholders of Weyerhaeuser Company will be held at the Corporate Headquarters Building, Federal Way, Washington on Tuesday, April 18, 2000, at 9:00 a.m. for the following purposes:

          1. To elect six directors for terms expiring in 2002 and 2003, described on page 2. This is item 1 on the proxy card.

          2. To consider and act upon a shareholder proposal if properly presented relating to a classified board, described on page 16. This is item 2 on the proxy card.

          3. To transact such other business as may properly come before the meeting.

       All shareholders are cordially invited to attend the meeting, although only those who held common shares or exchangeable shares issued by Weyerhaeuser Company Limited of record at the close of business on February 25, 2000 will be entitled to vote at the meeting. Those who are hearing impaired or require other assistance should write the Secretary of the Company regarding your requirements in order to participate in the meeting.

     SANDY D. McDADE
     Secretary

     Federal Way, Washington
     March 6, 2000

                                PROXY STATEMENT
                              WEYERHAEUSER COMPANY
                                 P.O. Box 2999
                         Tacoma, Washington 98477-2999
                                 (253) 924-5273
                          (First Mailed March 6, 2000)

       The only securities eligible to vote at the Annual Meeting of Weyerhaeuser Company (the "Company") to be held on Tuesday, April 18, 2000 are the Company's common shares and a special share of voting stock issued in connection with the Company's 1999 acquisition of MacMillan Bloedel Limited.

       A trustee, CIBC Mellon Trust Company, holds the special share of voting stock under a trust agreement. Under that trust agreement, each holder of exchangeable shares issued by Weyerhaeuser Company Limited is entitled to instruct the trustee how to vote at the Company's shareholder meeting. Weyerhaeuser Company Limited is a subsidiary of the Company in Canada. The trustee will cast votes equal to the number of outstanding exchangeable shares as to which the trustee has timely received voting instructions from the holders of exchangeable shares. If the trustee does not receive voting instructions from an exchangeable shareholder, such holder's votes will not be cast at the shareholders meeting unless the exchangeable shareholder votes directly in person at the meeting as proxy for the trustee.

       The common shareholders and the trustee acting for the exchangeable shareholders will vote together as a single class on all matters. Proxy cards are enclosed for common shareholders and voting instruction cards are enclosed for exchangeable shareholders.

       Only holders of record at the close of business on February 25, 2000, will be eligible to vote at the Annual Meeting. On that date, 227,658,988 common shares and 7,608,348 exchangeable shares entitled to give voting instructions were outstanding. Each common share and each exchangeable share not held by the Company or its affiliates entitle the holder to one vote at the annual meeting. The enclosed form of proxy is solicited by the Board of Directors of the Company A proxy may be revoked by notice in writing to the Secretary at any time before it is voted. If not revoked, the proxy will be voted as directed by the shareholder.

       Under Washington law and the Company's Articles of Incorporation, if a quorum is present at the meeting: (i) the six nominees for election as directors who receive the greatest number of votes will be elected directors and (ii) the shareholder proposal set forth in this proxy statement will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast against it.

       In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. In the vote on the shareholder proposal, if a shareholder or broker abstains from voting or fails to vote it will have no effect on the approval of the shareholder proposal because abstentions and broker non-votes do not represent votes cast by shareholders.

       The Company's annual report to shareholders for 1999 is being mailed with this proxy statement to shareholders entitled to vote at the 2000 annual meeting.

Election of Directors

       The Articles of Incorporation provide that the directors of the Company are classified into three classes, each class to be as nearly equal in number as possible. The classes relate to the director's term of office. At each annual meeting of the shareholders the successors to the class of directors whose terms expire at that meeting are elected for terms expiring at the third annual meeting after their election by the shareholders. The Board of Directors is authorized to fix the number of directors within the range of 9 to 13 members, and has fixed the number at 12. Two nominees identified below are the nominees comprising the class to be elected at the 2000 annual meeting for terms expiring at the 2002 annual meeting and four nominees are for the term expiring at the 2003 annual meeting. Two of the nominees, Messrs. Driscoll and Mazankowski, are currently directors of the Company elected by the shareholders. Messrs. Haskayne, Herbold, Langbo, and Yeutter were elected by the Board of Directors.

       Unless a shareholder instructs otherwise on the proxy card, it is intended that the shares represented by properly signed proxies in the accompanying form will be voted for the individuals nominated by the Board of Directors. Although the Board of Directors anticipates that the listed nominees will be able to serve, if at the time of the meeting any nominee is unable or unwilling to serve, the proxy holders may vote such shares at their discretion for a substitute nominee.

Nominees for Election--Terms to Expire in 2002

     Arnold G. Langbo--Mr. Langbo, 62, a director since October 13, 1999, has been chairman of Kellogg Company (cereal products) since 1992. He joined Kellogg Canada Inc. in 1956 and was elected president, chief operating officer and a director of Kellogg Company in 1990. He was chief executive officer from 1992 to April 1999. Mr. Langbo is also a director of Atlantic Richfield Co., Johnson & Johnson and Whirlpool Corporation. He serves on the board of the International Youth Foundation and the advisory board of the J.L. Kellogg Graduate School of Management at Northwestern University.

     Clayton K. Yeutter--Mr. Yeutter, 69, a director since October 13, 1999, is Counsel to the law firm of Hogan & Hartson. From 1985 to 1988 Ambassador Yeutter served as U.S. Trade Representative. He has also served as Secretary of Agriculture and National Chairman of the Republican Party. He is also a director of Caterpillar, Inc.; ConAgra, Inc.; Farmers Insurance Company; FMC Corporation; Oppenheimer Funds; Texas Instruments and Zurich Financial Services.

Nominees for Election--Terms to Expire in 2003

     W. John Driscoll--Mr. Driscoll, 70, a director of the Company since 1979, was chairman of Rock Island Company (private investment company) until his retirement in 1994. Prior to his becoming chairman, he was president. He is also a director of Northern States Power Company, John Nuveen & Company and The St. Paul Companies, Inc.

     Richard F. Haskayne--Mr. Haskayne, 65, a director of the Company since February 10, 2000, is chairman of TransCanada PipeLines Limited (gas transmission, marketing and processing). He was the Chairman of NOVA Corporation from 1991 to 1998 until the company merged with TransCanada Pipelines and was chairman of MacMillan Bloedel Limited from 1996 to 1999. He is also a director of Alberta Energy Company, Canadian Imperial Bank of Commerce,

     Crestar Energy Ltd. and Fording Inc. In the five years prior to 1991 he was the Chairman, President and CEO of Interhome Energy Inc., the parent company of Interprovincial Pipe Line and Home Oil. Mr. Haskayne held the position of Chair of the Board of Governors of the University of Calgary from 1990 to 1996.

     Robert J. Herbold--Mr. Herbold, 57, a director of the Company since October 13, 1999, is executive vice president and chief operating officer of Microsoft Corporation (software). He joined Microsoft in November 1994, and was formerly senior vice president, advertising and information services at The Procter & Gamble Company. He is also a member of the Advertising Council, the Washington Roundtable, the James Madison Council of the Library of Congress, and the Board of Trustees of Case Western Reserve University.

     Rt. Hon. Donald F. Mazankowski--Mr. Mazankowski, 64, a director of the Company since 1997, was a Member of Parliament, Government of Canada, from 1968 to 1993, served as Deputy Prime Minister from 1986-1993 and Minister of Finance from 1991 to 1993. He is also a director of the Power Group of Companies, Shaw Communications Inc., IMC Global Inc., Gulf Canada Resources Ltd., Gulf Indonesia Resources Ltd., Canada Brokerlink Inc., Great West Life Assurance, Investors Group, Atco Ltd. and Weyerhaeuser Canada Ltd., a wholly owned subsidiary of the Company. He is also a member of the Board of Governors of the University of Alberta.

Continuing Directors--Terms Expire in 2001

     Steven R. Rogel--Mr. Rogel, 57, has been the Company's Chairman since April 20, 1999. Prior to his election as Chairman he was a director and has been the Company's president and chief executive officer since December, 1997. Prior to joining the Company he served as the president and chief executive officer of Willamette Industries, Inc. from 1995 to 1997 and as president and chief operating officer from 1991 to 1995. He is also a director of the Kroger Company, the Twin Harbors Council Boy Scouts of America and a trustee of Pacific University. He is also on the Board of the American Forest & Paper Association and the National Council of the Paper Industry for Air and Stream Improvement, Inc.

     William D. Ruckelshaus--Mr. Ruckelshaus, 67, a director of the Company since 1989, is a principal in Madrona Investment Group, L.L.C., an investment company, and a strategic partner in the Madrona Venture Fund, formed in 1999. He was chairman of Browning-Ferris Industries from 1995 to 1999 and chairman and chief executive officer from 1988 to 1995. He was Administrator, Environmental Protection Agency from 1983 to 1985 and a senior vice president of the Company from 1976 to 1983. He is also a director of Cummins Engine Company, Inc., Coinstar, Inc., Monsanto Company, Nordstrom, Inc., and Solutia, Inc.

     Richard H. Sinkfield--Mr. Sinkfield, 57, a director of the Company since 1993, is a senior partner in the law firm of Rogers and Hardin in Atlanta, Georgia, and has been a partner in the firm since 1976. He is a director of the Community Foundation for Greater Atlanta, Inc., the Atlanta College of Art, a member of the Board of Trust of Vanderbilt University, a member of the Executive Board of the Atlanta Area Council of the Boy Scouts of America, and the Board of Governors of the State Bar of Georgia (1990 to 1998). He was a member of the Board of United Auto Group, Inc. (UAG) from 1993 to March of 1999 and was Executive Vice President of UAG from July of 1997 to March of 1999. He is a former chairman of the board of Atlanta Urban League, Inc.

     James N. Sullivan--Mr. Sullivan, 62, a director of the Company since 1998, is vice-chairman of the board of Chevron Corporation (international oil company) where he has been a director since 1988. He joined Chevron in 1961 as a Process Engineer, was elected a vice-president in 1983 and assumed his present position in 1989. He is a trustee of the University of San Francisco, Committee for Economic Development and the San Francisco Asian Art Museum Foundation. He is a director of the American Petroleum Institute and the United Way of the Bay Area.

Continuing Directors--Terms Expire in 2002

     Martha R. Ingram--Mrs. Ingram, 64, a director of the Company since 1995, has been chairman of Ingram Industries Inc. (book distribution, inland barging and insurance) since 1995 and a member of the board since 1981. She was Director of Public Affairs from 1979 to 1995. She is also a director of Ingram Micro, Inc., Baxter International Inc. and AmSouth Bancorporation. Mrs. Ingram serves on the boards of Vassar College, Ashley Hall, Harpeth Hall and is chairman of Vanderbilt University. She was chairman of the 1996 Tennessee Bicentennial Commission and is currently chairman of the board of the Tennessee Performing Arts Center.

     John I. Kieckhefer--Mr. Kieckhefer, 55, a director of the Company since 1990, has been president of Kieckhefer Associates, Inc. (investment and trust management) since 1989 and was senior vice president prior to that time. He has been engaged in commercial cattle operations since 1967 and is a trustee of J. W. Kieckhefer Foundation, an Arizona charitable trust.

Committees of the Board of Directors

       The Executive Committee, which met on four occasions and acted by consent in lieu of meeting on two occasions in 1999, has the powers and authority of the Board of Directors in the interval between Board of Directors meetings, except to the extent limited by law. Messrs. Rogel, Ruckelshaus and Weyerhaeuser are members of the Executive Committee of which Mr. Ruckelshaus is chairman.

       The Accounting and Reporting Standards Committee, which met on three occasions in 1999, has responsibility for recommending to the Board of Directors the firm of independent auditors to be retained by the Company; discussing with the independent and internal auditors the scope and results of their respective audits and management's efforts concerning the Company's accounting, financial and operating controls; with the independent auditors and management the Company's accounting and reporting policies and practices, and business risks that may affect the financial reporting process; with management and the independent and internal auditors the risk of fraudulent financial reporting and management's efforts to minimize losses due to fraud or theft; and with the Company's chief legal officer compliance with the Company's business conduct policies and procedures. Mrs. Ingram and Messrs. Herbold, Mazankowski, Ruckelshaus and Sinkfield are members of the Accounting and Reporting Standards Committee of which Mr. Ruckelshaus is chairman.

       The Compensation Committee, which met on five occasions in 1999, has responsibility for reviewing the compensation of the Company's directors and chief executive officer; reviewing and approving salaries and incentive compensation of Company officers and certain other position levels; and administering the Company's stock option and incentive compensation plans. Messrs. Driscoll, Kieckhefer, Langbo and Sullivan are members of the Compensation Committee of which Mr. Sullivan is chairman.

       The Nominating and Management Organization Committee, which met on two occasions in 1999, has responsibility for reviewing, advising and recommending candidates for election to the Board of Directors and for senior management succession planning. The Committee will consider nominees for the Board of Director's recommended by shareholders. If a shareholder wishes to recommend a nominee, he or she should write to the Secretary of the Company specifying the name of the nominee and the nominee's qualifications for membership on the Board of Directors. All such recommendations will be brought to the attention of the Nominating and Management Organization Committee. Messrs. Driscoll, Ruckelshaus, Weyerhaeuser and Yeutter are members of the Nominating and Management Organization Committee of which Mr. Driscoll is chairman.

       The International Committee of the Board was established in December, 1999 and will hold its first meeting in 2000. It has the responsibility to provide oversight on international issues that have a significant impact on the Company and to act as a sounding board for the Board of Directors, the Chief Executive Officer and his management team concerning economic, political and social trends, and relations with key stakeholders, in countries where the Company has international operations; to advise on policy issues, investment and other commercial opportunities outside the United States; and to advise on capital expenditures and other business and financial management decisions with respect to the Company's international operations. Messrs. Haskayne, Langbo, Kieckhefer, Mazankowski and Yeutter are members of the International Committee of which Mr. Mazankowski is chairman.

       The Board of Directors of the Company met on thirteen occasions in 1999. All of the directors attended at least 75% of the total meetings of the Board and the committees on which they served in 1999.

Directors' Compensation

       Each non-employee director receives for service as a director an annual fee of $45,000, fees of $1,500 for attending Board of Directors meetings and $1,000 for attending board committee meetings. Committee chairmen receive an additional annual fee of $5,000. In 1999, Mr. Mazankowski received fees of Cdn. $14,750 as a non-employee director of Weyerhaeuser Canada Ltd., a wholly owned subsidiary of the Company. Directors are also reimbursed for travel expenses in connection with meetings.

       The Board of Directors has designated that $20,000 of the $45,000 annual fee paid to non-employee directors will be automatically placed into a common share equivalents account under the Fee Deferral Plan for Directors. The value of the common share equivalents account is measured from time to time by the value of the Company's common shares and is payable to a director in cash at a time selected in advance by the director, which must be on or after the director's termination of board service. The share equivalents account is credited on each dividend payment date for common shares with the number of share equivalents which are equal in value to the amount of the quarterly dividend on common shares. The Fee Deferral Plan for Directors provides that nonemployee directors may defer receipt of all or a portion of the remaining fees for services as a director and elect between interest bearing and common share equivalent accounts as the investment vehicle for the deferred fees. The Fee Deferral Plan for Directors is administered by the Compensation Committee.

Beneficial Ownership of Common Shares

  Directors and Executive Officers

                                      Voting and/or
                                   Dispositive Powers     Percent of Class
         Name of Individual or    (number of common and     (common and        Common Share
         Identity of Group        exchangeable shares)  exchangeable shares) Equivalents(/1/)
         ------------------------------------------------------------------------------------
         William R. Corbin.......         110,686                 *               10,746
         W. John Driscoll........       3,921,528               1.6                1,713
         Richard C. Gozon........         137,995                 *               14,417
         Richard F. Haskayne.....           7,629                 *                   --
         Philip M. Hawley........           2,000                 *                4,664
         Robert J. Herbold.......              --                                     --
         Steven R. Hill..........          63,583                 *                   --
         Martha R. Ingram........         263,048                 *                1,087
         John I. Kieckhefer......       4,481,928               1.9                9,520
         Arnold G. Langbo........             200                 *                  367
         Donald F. Mazankowski...             400                 *                2,069
         Steven R. Rogel.........         186,896                 *               27,029
         William D. Ruckelshaus..           1,600                 *                4,137
         Richard H. Sinkfield....             500                 *                2,491
         William C. Stivers......          51,491                 *               11,593
         James N. Sullivan.......           1,000                 *                1,611
         George H. Weyerhaeuser..       2,259,702               1.0                9,865
         Clayton K. Yeutter......             200                 *                  367
         Directors and executive
          officers as a group
          (23 individuals).......      11,850,964               5.0              112,619
         ------------------------------------------------------------------------------------

               *   Denotes amount is less than 1%
             (/1/) Commonshare equivalents held as of December 26, 1999 under the Fee Deferral Plan for Directors or under the Incentive Compensation Plan for Executive Officers.

               The foregoing table shows as of January 20, 2000 the numbers of common and exchangeable shares of the Company that the respective directors, executive officers and the members of the group, have the power to vote or cause disposition of the shares. On all matters submitted for shareholder vote, the common shares vote together with the special voting stock held by the trustee. Under the trust agreement, the trustee is entitled to cast a number of votes equal to the number of outstanding exchangeable shares not owned by the Company or its affiliates and as to which the trustee has timely received voting instructions from the exchangeable shareholders. Accordingly, percentages of total beneficial ownership have been calculated based upon the total number of common shares and non-affiliated exchangeable shares outstanding as of December 26, 1999. The table also shows the number of shares that could be acquired within 60 days after January 20, 2000 pursuant to outstanding stock options, as follows: Mr. Corbin 108,723 common shares; Mr. Gozon, 108,723 common shares; Mr. Haskayne 4,629 common shares; Mr. Hill, 54,770 common shares; Mr. Rogel, 186,250 common shares, Mr. Stivers, 47,400 common shares, and of the group 679,729 common shares. The common share numbers also include shares for which certain of the directors and nominees share voting and dispositive powers with one or more other persons as follows: Mr. Driscoll, 2,790,912 shares (including 168,600 shares as to which he shares fiduciary powers with Mr. Weyerhaeuser); Mrs. Ingram, 2,167 shares;

             Mr. Kieckhefer, 4,480,670 shares and, Mr. Weyerhaeuser 2,206,872 shares (including 168,600 shares as to which he shares fiduciary powers with Mr. Driscoll). Beneficial ownership of some of the common shares included in the foregoing table is disclaimed by certain of the individuals listed as follows: Mr. Driscoll, 3,839,121 shares; Mrs. Ingram, 2,167 shares; Mr. Kieckhefer, 4,118,060 shares.

  Owners Of More Than 5%

       The following table sets forth the number of common shares held by the only person known to the Company to beneficially own more than five percent of common shares.

         Name and Address of              Amount and Nature    Percent of Class
         Beneficial Owner              of Beneficial Ownership (common shares)
         ----------------------------------------------------------------------
         Capital Research and Manage-
          ment Company................       18,162,900(1)           7.7
         333 South Hope Street
         Los Angeles, CA 90071


         Putnam Investments, Inc......       14,505,516(2)           6.2
         One Post Office Square
         Boston MA 02109
         ----------------------------------------------------------------------

             (1) Based on a Schedule 13G dated February 10, 2000 in which Capital Research and Management Company reported that, as of December 31, 1999, it had voting power over none of such shares and sole dispositive power over all 18,162,900 of such shares. Capital Research and Management Company disclaims beneficial ownership of all such shares.
             (2) Based on a Schedule 13G dated February 18, 2000 in which Putnam Investments, Inc. reported that, as of December 31, 1999, it or its subsidiaries had shared voting power over 972,090 of such shares and shared dispositive power over all 14,505,516 of such shares. Putnam Investments, Inc. disclaims beneficial ownership of all such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers to send reports of their ownership of Weyerhaeuser stock and of changes in such ownership to the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. Based solely on the Company's review of the copies of such reports it has received, the Company believes that all of its directors and officers filed all such reports on a timely basis with respect to transactions during 1999.

Compensation Committee Report On Executive Management Compensation

       The Compensation Committee of the Board of Directors is composed entirely of directors who are not employees of the Company. The Committee is responsible for establishing and overseeing the Company's executive compensation programs.

  Compensation Philosophy

       The Committee bases compensation for executive officers on the same guiding principles used for all Weyerhaeuser employees:

          . Pay that allows the Company to (1) attract and retain people with the skills critical to long-term success of the Company, and (2) maintain compensation costs that are competitive.
          . Pay for performance to motivate and reward individual and team performance in attaining business objectives and maximizing shareholder value.

  Executive Officer Compensation Practices

       Compensation for executive officers includes three components: Base salary, annual incentive and long-term incentive. Base salaries, for the executives as a group, are set at competitive levels. The cash-based annual incentive and the long-term incentive (stock options) are based on Company performance.

       The Committee primarily uses an industry group for compensation comparison purposes. The comparison group consists of companies with similar characteristics that compete with Weyerhaeuser for executive talent. All companies in the S&P Paper and Forest Products Group used for the performance graph on page 11 are in this comparison group along with other forest product companies. In addition, the Committee reviews general industry compensation data from other surveys to ensure that the Company's compensation levels are sufficient to attract and retain executives.

  Annual Cash Compensation

       Base Salary. The Company assigns a salary range for each executive officer position. The salary range midpoints are targeted at the 50th percentile using all the competitive data discussed above.

       The Committee reviews and approves all salary ranges and salary changes for executive officers. In determining individual salary changes, the Committee uses its discretion after considering these factors: (1) individual performance of the executive (using a variety of measures), (2) position of the executive in the assigned pay range,
     (3) experience, and (4) the salary budget for the Company. Salaries of the executive officers on average are currently at the median of the competitive data.

       Annual Incentive. The Company uses an annual incentive plan to focus management on leading the industry in financial performance and returns to shareholders. Each executive position is assigned a target bonus amount based on the competitive data. The targets vary by position, and range from 40 to 60 percent of base pay.

       The measures of performance used for annual incentives are total return to shareholders (compared to selected industry competitors and the Standard & Poor's 500) and return on net assets compared to selected competitors.

       At the end of each year, the Committee determines a preliminary bonus pool for the executive group based on Company results against the performance measures. The Committee then uses its discretion to determine the final bonus pool and each individual executive officer's bonus. For 1999, the Committee established a funding pool of 233 percent of target based on results compared to the performance measures.

       Executives may defer all or a portion of their 1999 bonus into Weyerhaeuser share equivalents, with a 15 percent premium applied if they delay payment for at least 5 years. The deferred account grows or declines based on the performance of Weyerhaeuser stock (plus dividends). The purpose of the program is to further align executive interests with those of shareholders by providing an incentive linked to the performance of Weyerhaeuser stock.

  Long-Term Incentive

       Stock Options. The primary purpose of the long-term incentive plan is to link management pay with the long-term interests of shareholders. The Committee is currently using stock options to achieve that link. The issuance of options at 100 percent of the fair market value assures that executives will receive a benefit only when the stock price increases.

       The Committee establishes a target level of stock options for each executive position. The target level is based on competitive data indicating the estimated median value of long-term compensation. In determining annual stock option grants, the Committee makes an award above or below target based on subjective evaluation of the individual's performance, the individual's potential to improve shareholder value and the number of shares granted to the individual in the previous three years.

  Stock Ownership Requirements

       During 1996, the Company and the Committee established guidelines for executive stock ownership. The guidelines require executive officers to acquire, over a five-year period, a multiple of their base salary in shares of Weyerhaeuser stock. Minimum ownership levels are based on the executive's salary level, and range from one to three times base salary. Ownership is based on common shares held, stock equivalents (through the bonus deferral program described under "Annual Incentive" above) and shares held via the company's qualified benefit plans.

  Deductibility of Compensation

       The Committee has considered the provisions of Section 162(m) of the Internal Revenue Code which limit the deductibility of compensation paid to each named executive to $1 million. To the extent possible, the Committee intends to preserve deductibility but may choose to provide compensation that is not deductible in order to maximize shareholder return and to attract, retain and reward high-performing executives.

  CEO Compensation

       The chief executive officer's compensation is determined based on the principles described above. Mr. Rogel's annual base salary is $1,000,000. This level is 100 percent of the median salary for CEOs of companies in the industry comparison group.

       The target annual bonus award for the chief executive officer position is 60 percent of base salary. The Board approved an annual cash award to Mr. Rogel for 1999 of $1,500,000, which represents
     250 percent of his target award under the annual incentive plan. Mr. Rogel's annual bonus award is determined in three components, each given equal weight. The first component is calculated based on the Company's annual return on net assets compared to industry competitors. The second component is calculated based on total shareholder return compared to industry competitors and the S&P 500. The third component is based on the Board's evaluation of his performance as chief executive officer in relation to annual goals agreed to in advance with the Compensation Committee.

       For the long-term component of compensation, the Board approved an award of 125,000 stock options to Mr. Rogel in 1999. Based on competitive market data, this grant is within the competitive range of long-term incentive grants for CEOs in the forest products industry.


     James N. Sullivan                      W. John Driscoll
     Chairman

     John I. Kieckhefer                     Arnold G. Langbo

Compensation Committee Interlocks and Insider Participation

       No executive officer or other employee of the Company served as a member of the Compensation Committee or as a member of the compensation committee on the board of any company where an executive officer of such company is a member of the Compensation Committee.

Summary Compensation Table

                                        Annual Compensation         Long-Term Compensation
                                   ------------------------------ ---------------------------
                                                                        Awards        Payouts
                                                                  ------------------- -------
                                                        Other     Restricted                  All Other
                                                        Annual      Stock    Options/  LTIP    Compen-
         Name and                  Salary    Bonus   Compensation  Award(s)    SARs   Payouts  sation
         Principal Position   Year   ($)      ($)       ($)(1)       ($)       (#)      ($)    ($)(2)
         --------------------------------------------------------------------------------------------------
         S. R. Rogel          1999 987,019 1,500,000      --         None    125,000   None    115,862
          Chairman/           1998 960,578   750,000      --         None     85,000   None      6,724
          President/          1997  35,577       --       --         None    150,000   None    579,536(/3/)
          CEO

         R.C. Gozon           1999 446,058   523,085      --         None     38,000   None      7,800
          Executive VP        1998 445,231   280,800      --         None     36,890   None      7,000
                              1997 412,615    36,400      --         None     30,000   None     30,350

         W.R. Corbin          1999 446,058   523,085      --         None     38,000   None      7,800
          Executive VP        1998 445,231   280,800      --         None     36,890   None      7,000
                              1997 412,615    36,400      --         None     30,000   None     30,350

         W.C. Stivers         1999 402,745   424,643    3,797        None     31,000   None      7,800
          Executive           1998 402,866   228,700      --         None     30,600   None      7,000
          VP/CFO              1997 371,732    29,610      --         None     25,000   None     26,150

         S. R. Hill           1999 324,269   341,811    3,070        None     20,500   None      7,800
          Senior VP           1998 326,250   184,900      --         None     22,580   None      7,000
                              1997 289,443    24,176      --         None     14,000   None      8,150
         --------------------------------------------------------------------------------------------------

             (1) Amounts in this column reflect that portion of interest above market rates (as defined by the SEC) paid on compensation voluntarily deferred by the individuals.
             (2) Amounts in this column are: (a) the Company contribution to qualified 401(k) and profit sharing plan accounts; (b) the premium amount credited to the executive's deferred compensation account based on the bonus amount deferred as common share equivalents.
             (3) This amount is equal to the one-time bonus provided to Mr. Rogel at the time he joined the Company, plus a premium amount related to the deferral of the payment into stock equivalents for at least five years. The bonus was linked to losses Mr. Rogel incurred upon leaving his former employer.

                Comparison of Five-Year Cumulative Total Return
     Weyerhaeuser Company, S&P 500, and S&P Paper and Forest Products Group

                              [PERFORMANCE CHART]

Measurement Period           WEYERHAUSER    S&P          S&P PAPER
(Fiscal Year Covered)        COMPANY        500 INDEX    & FOREST
---------------------        ----------     ---------    ---------
      12/94                    $100.00       $100.00      $100.00
      12/95                    $119.33       $137.45      $110.10
      12/96                    $135.37       $168.93      $121.76
      12/97                    $144.67       $225.21      $130.57
      12/98                    $154.85       $289.43      $133.11
      12/99                    $224.49       $349.92      $185.88

      Assumes $100 invested on December 31, 1994 in Weyerhaeuser common stock, S&P 500, and S&P's Paper and Forest Products Group
      -Total return assumes reinvestment of dividends -Measurement dates are the last trading day of the calendar year shown
      -S&P's Paper and Forest Products Group: Boise Cascade,
       Champion International, Georgia-Pacific, International Paper, Louisiana-Pacific, Mead, Potlatch, Westvaco, Weyerhaeuser and Willamette

                     Option/SAR Grants In Last Fiscal Year

                                                            Individual Grants
                                  ---------------------------------------------------------------------
                                                    % of Total
                                       No. of      Options/SARs
                                     Securities     Granted to
                                     Underlying    Employees in Exercise or               Grant Date
                   Name             Options/SARs   Fiscal Year  Base Price  Expiration Present Value(2)
                   (A)            Granted(1)(#)(B)    (%)(C)      ($)(D)     Date (E)       ($)(F)
         ----------------------------------------------------------------------------------------------
         S. R. Rogel.............     125,000          8.0         53.75     02/10/09     2,417,500
         R. C. Gozon.............      38,000          2.4         53.75     02/10/09       734,920
         W. R. Corbin............      38,000          2.4         53.75     02/10/09       734,920
         W. C. Stivers...........      31,000          2.0         53.75     02/10/09       599,540
         S. R. Hill..............      20,500          1.3         53.75     02/10/09       396,470
         ----------------------------------------------------------------------------------------------

             (1) Options granted in 1999 are exercisable starting 12 months after the grant date, with 25 percent of the shares covered thereby becoming exercisable at that time and with an additional 25 percent of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

             (2) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following:

                . An exercise price on the option of $53.75 equal to the fair market value of the underlying stock on the grant date.

                .  An option term of ten years.

                . An interest rate of 5.0 percent that represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term.

                . Volatility of 35.49 percent calculated using daily stock prices for the one-year period prior to the grant date.

                . Dividends at the rate of $1.60 per share representing the annualized dividends paid with respect to a share of common stock at the date of grant.

       The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

                                                              Number of Securities      Value of Unexercised
                                                             Underlying Unexercised   in-the-Money Options/SARs
                                                             Options/SARs at FY-End          at FY-End(2)
                                                            ------------------------- -------------------------
                                  Shares Acquired   Value
                                  on Exercise(1)  Realized  Exercisable Unexercisable Exercisable Unexercisable
         Name                           (#)          ($)        (#)          (#)          ($)          ($)
         ------------------------------------------------------------------------------------------------------
         S.R. Rogel..............         --            --    96,250       263,750     1,578,828    4,251,328
         R.C. Gozon..............      30,000       767,625   76,723        88,167     1,910,404    1,570,000
         W.R. Corbin.............      40,000       912,659   76,723        88,167     1,651,654    1,570,000
         W.C. Stivers............     103,000     2,170,837   20,900        72,700       437,595    1,296,849
         S.R. Hill...............      25,000       571,063   37,895        48,185       810,207      847,072
         ------------------------------------------------------------------------------------------------------

             (1)  Number of securities underlying options/SARs exercised.
             (2) Based on a fair market value at fiscal year end of $69.03125.

Pension Plan Table

                          Estimated Annual Retirement Benefit(1)
         ---------------------------------------------------------------------------
           Average Annual                        Years of Service
         Compensation during   -----------------------------------------------------
           Highest 5 Years       15      20      25       30        35        40
         ---------------------------------------------------------------------------
          $  400,000            87,368 116,490 145,613   174,735   203,858   223,858
             500,000           109,868 146,490 183,113   219,735   256,358   281,358
             600,000           132,368 176,490 220,613   264,735   308,858   338,858
             700,000           154,868 206,490 258,113   309,735   361,358   396,358
             900,000           199,868 266,490 333,113   399,735   466,358   511,358
           1,000,000           222,368 296,490 370,613   444,735   518,858   568,858
           1,300,000           289,868 386,490 483,113   579,735   676,358   741,358
           1,400,000           312,368 416,490 520,613   624,735   728,858   798,858
           2,000,000           447,368 596,490 745,613   894,735 1,043,858 1,143,858
           2,500,000           559,868 746,490 933,113 1,119,735 1,306,358 1,431,358
         ---------------------------------------------------------------------------

             (1) Estimated annual benefits payable upon retirement at age
                 65 (before giving effect to applicable Social Security benefits) under the Retirement Plan and Supplemental Retirement Plan to individuals having the specified years of credited service and the indicated average annual salaries.

       The Company's Retirement Plan for Salaried Employees (the "Retirement Plan") is a noncontributory, defined benefit pension plan for salaried employees under which normal retirement is at age 65 and early retirement can be elected by any participant who has reached age 55 and has at least 10 years of vesting service. The annual retirement benefit payable upon normal retirement is equal to (i) 1% of the participant's average annual salary for the highest five consecutive years during the ten calendar years before retirement, plus (ii) .5% of such highest average annual salary in excess of the participant's Social Security wage base (as such term is defined in the Retirement Plan), multiplied by the number of years of credited service. The benefit payable upon early retirement is a percentage of the benefit that would be payable upon normal retirement and ranges from 72% at age 55 with less than 30 years of vesting service, to 100% at age 62. The number of years of credited service is limited to 35. Joint and survivor elections may be made under the Retirement Plan. A participant in a defined benefit pension plan is generally limited under the Internal Revenue Code to an annual benefit at Social Security normal retirement age of the lesser of (i) $130,000 (subject to adjustment) or (ii) 100% of the participant's average compensation during the consecutive three-year period in which he received the highest compensation. Further reduction may be required for retirement prior to the Social Security normal retirement age. Salary used in calculating retirement benefits is average annual salary for the highest five consecutive years during the ten calendar years before retirement.

       Employees nominated by the Chief Executive Officer and approved by the Compensation Committee are eligible to participate in the Supplemental Retirement Plan (the "Supplemental Plan"). Supplemental Plan benefits, which are paid outside the Retirement Plan from the general funds of the Company, are determined by applying to incentive compensation paid in the five highest consecutive calendar years during the ten calendar years before retirement of total compensation (base salary plus any award under the Company's incentive compensation plans) the formula for determining Retirement Plan benefits. The Supplemental Plan also includes benefits which exceed the Internal Revenue Code limitations described above.

       If each of the executive officers named in the Summary Compensation table had retired in 1999, the five-year average compensation used to calculate retirement benefits would average

     60% of total compensation set forth in such table and the final average compensation used to calculate retirement benefits for the named individuals in the table would have been, respectively, S.R. Rogel, $1,348,798, R.C. Gozon, $602,365, W.R. Corbin, $619,259, W.C. Stivers,
     $537,304, and S.R. Hill, $420,477. The credited years of service for those individuals in the table are, respectively, 27.6, 5.6, 12.5, 29.2 and 28.5 years.

Change in Control and Severance Agreements

       The Company has agreements with each of its executive officers providing for specified payments and other benefits if, within the six full calendar month period prior to or 24 calendar months following the effective date of a change in control of the Company, the officer's employment is terminated (i) by the Company or its successor for reasons other than cause, mandatory retirement, disability or death, or
     (ii) by the officer if there has been (a) a material reduction in the officer's position existing prior to the change in control; (b) a requirement that the officer be based in a location which is at least 50 miles farther from the company's headquarters than was the officer's primary residence immediately prior to the change in control; (c) a reduction by the company in the officer's base salary as of the effective date; or (d) a material reduction in the officer's level of participation in any of the company's short and/or long term incentive compensation plans. In these circumstances, the officer will receive
     (a) an amount equal to three times the highest rate of the officer's annualized base salary rate in effect prior to the change in control;
     (b) three times the officer's target annual bonus established for the bonus plan year in which the officer's date of termination occurs;
     (c) an amount equal to the officer's unpaid base salary and accrued vacation pay through the effective date of termination; (d) the officer's unpaid targeted annual bonus prorated for the number of days in the fiscal year through the date of the officer's termination; (e) continuation of the group term life insurance for the officer for six months, (f) full vesting of the officer's benefits under any and all supplemental retirement plans in which the officer participates, calculated under the assumption that the officer's employment continues following the officer's termination date for three full years; (g) an amount equal to the value of any premiums on share equivalents forfeited under the Comprehensive Incentive Compensation Plan in connection with the officer's termination, and (h) an amount necessary to offset any federal excise and related income taxes payable by the officer on all payments received under the agreement, unless such amount is less than $50,000 in which case the officer's benefits under the agreement are capped at the maximum amount that may be paid without incurring such excise taxes. In addition, in accordance with the terms of the company's long term incentive plans, in the event of a change in control of the Company all outstanding stock options held by the officer shall become exercisable.

       The agreements with each of the Company's executive officers provide for severance benefits if the executive's employment is terminated when there is no change in control unless the termination is for cause, death, disability or voluntary termination of employment by the executive. The severance benefit payable is an amount equal to (a) one and one-half times the highest base salary rate paid to the executive prior to termination; (b) one and one-half times the target annual bonus established for the bonus plan year in which the termination occurs; (c) the amount of the executives unpaid base salary and accrued vacation pay through the date of termination; and (d) the officer's unpaid targeted annual bonus prorated for the number of days in the fiscal year through the date of the officer's termination. The severance benefit payable to Mr. Rogel where there is no change in control is the same as described above except that the amount in (a) is two times the highest base salary rate and the amount in (b) is two times the target annual bonus.

       Pursuant to an agreement with Mr. Corbin, the Company's Executive Vice President, Timberlands & Distribution, who joined the Company in 1992, he will be paid a non-qualified supplemental retirement benefit calculated under the terms of the Retirement Plan but providing that during the first five years of service with the Company, he will receive two years of service credit for vesting and benefit calculation for each year of service with the Company. Prior to joining the Company, Mr. Corbin had been employed with International Paper Company as vice president and general manager of land and timber and president of IP Timberlands, Ltd.

       Pursuant to an agreement with Mr. Gozon, who became the Company's Executive Vice President, Pulp, Paper & Packaging in 1994, his pension and post-retirement health benefits will be calculated based on at least ten years of service if he leaves the Company after age 65. Prior to joining the Company, Mr. Gozon had been employed by Alco Standard Corporation, most recently in the position of president and chief operating officer.

       Pursuant to an agreement with Mr. Rogel, who became the Company's President and Chief Executive Officer on December 1, 1997, his initial annual salary was $925,000 and he is a participant in the incentive compensation plan for the Company's senior executives. His bonus is determined in three components, each to be given equal weight. The first component is a short-term incentive calculated based on the Company's annual return on net assets compared to industry competitors. The second is an intermediate-term incentive calculated based on total shareholder return compared to industry competitors and the S&P 500. The third component is based on the Board's evaluation of his performance as chief executive officer in relation to annual goals agreed to in advance with the Compensation Committee. The agreement provided that his 1999 bonus would be calculated as described above, but would not be less than $550,000. He received $503,944 to compensate for stock options and restricted stock forfeited upon leaving his prior employment, the entire amount of which was deferred into common share equivalents under the Company's deferred compensation plan. As he chose to defer payment for at least five years, he was entitled to a 15% premium on the amount deferred into common share equivalents. He received a stock option grant of 150,000 shares on his first day of employment with the Company and he is a participant in the Company's Long-Term Incentive Compensation Plan. He is also entitled to other benefits generally available to the Company's top management team and is subject to the share ownership guidelines for those employees.

       Pursuant to the agreement with Mr. Rogel, he will be paid a non-qualified supplemental retirement benefit calculated under the terms of the Company's Salaried and Supplemental Retirement Plans using his original hire date with his prior employer in 1972, less benefits paid to him under the Company's Retirement Plans and his prior employer's retirement plan. He received relocation benefits under the company's employee relocation programs. Prior to joining the Company, Mr. Rogel was President and Chief Executive Officer of Willamette Industries, Inc.

Item 2. Shareholder--Proposal Relating to a Classified Board

       Bartlett Naylor, 1255 North Buchanan, Arlington, VA 22205, a shareholder, has stated his intention to present a proposal at the 2000 annual meeting. In accordance with applicable rules of the Securities and Exchange Commission, the proposal of such shareholders (for which neither the Company nor its Board of Directors has any responsibility) is set forth below:

       "RESOLVED: That Weyerhaeuser stockholders urge the Board of Directors take the necessary steps, in compliance with state law, to declassify the Board for the purpose of director elections. The board declassification shall be completed in a manner that does not affect the unexpired terms of directors previously elected."

       SUPPORTING STATEMENT: Our company's board is divided into three classes of directors serving staggered three-year terms. This means an individual director faces election only once every three years, and shareholders only vote on roughly a third of the board each year. Some companies contend a declassified board insures continuity. We think continuity is insured through director re-elections. When directors are performing well they routinely are re-elected with majorities over 95%.

       We believe annual elections can pave the way for improved board sensitivity to important shareholder issues. Recently, our company acquired the Canadian timber company MacMillan Bloedel. During the Canadian governmental oversight process, numerous groups expressed emphatic opposition. The largest shareholder, with nearly 10% of MB stock, opposed the sale. Environmental groups worried that Weyerhaeuser would fail to honor an important accord reached with MB about clear cutting. One might have hoped that a Weyerhaeuser takeover would be welcomed, not shunned by major investors and/or those concerned with environmental quality. This Canadian protest should challenge our board to improve our record--and our reputation--among the important prospective shareholders and the environmental community which is ultimately central to long term profitability.

       Generally, shareholders have grown hostile to classified boards. This is especially important for employee shareholders. In 1998, Walt Disney Company agreed to change the by-laws after the resolution passed with 65% of the vote. At Fleming and Eastman Kodak more than 70% of shareholders voted to declassify the board.

The Company's Response to the Shareholder Proposal--Item 2

       In October of 1985, Weyerhaeuser Company's shareholders by an 80% affirmative vote decided that its Board of Directors should be divided into three classes, with Directors elected to staggered three-year terms. This was to insure continuity and stability in the composition of, and in the policies formulated by, the Company's Board of Directors. This proposal is the same proposal that was defeated by the Company's shareholders in 1996. In the opinion of the Board, a classified Board continues to be in the best interests of the Company and its shareholders.

       The Board believes that staggered terms provide an effective balance between the desire for continuity on the Board and the need for accountability. Approximately one-third of the directors stand for election each year and the entire board can be replaced in the course of three annual meetings held just two years apart.

       The Board believes that the classified Board structure helps provide continuity and stability in the management of the business and affairs of the Company. It assures that at least two-thirds of the directors at any one time have prior experience with, and in-depth knowledge of, Weyerhaeuser Company. This experience and knowledge contributes to more effective long-range strategic planning and a focus on long-term performance. A classified Board also reduces the ability of a third party to effect a sudden or surprise change in the Company's direction without the support of the incumbent Board. This encourages any person who might seek to acquire control of the Company to negotiate with the Board and would help give the Board the time it would need to evaluate any proposal, study alternatives and seek the best result for all shareholders.

       Although the proposal addresses the mechanics of electing directors, the statement in support of the proposal discusses the response of institutional holders and environmental groups to the Company's acquisition of MacMillan Bloedel Limited. The acquisition received the overwhelming support of MacMillan Bloedel's shareholders, with over 80% voting in favor of the merger. One of MacMillan Bloedel's institutional holders initially expressed concern about the price paid by the Company in the acquisition, but that shareholder ultimately withdrew its opposition. Similarly, while a few environmental groups expressed concern, the acquisition and transfer of forest licenses was subject to a rigorous public hearing process and was approved by the government of British Columbia and other Canadian regulatory authorities.

       The Board of Directors recommends a vote AGAINST this proposal.

Policy On Confidential Proxy Voting and Independent Tabulation and Inspection of Elections

       The Board of Directors, on February 12, 1991, adopted a Confidential Voting Policy the text of which is as follows:

       It is the policy of this corporation that all shareholder proxies, ballots and voting materials that identify the votes of specific shareholders shall be kept permanently confidential and shall not be disclosed to this corporation, its affiliates, directors, officers and employees or to any third parties except (i) where disclosure is required by applicable law, (ii) where a shareholder expressly requests disclosure, (iii) where the corporation concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes and (iv) that aggregate vote totals may be disclosed to the corporation from time to time and publicly announced at the meeting of shareholders at which they are relevant.

       Proxy cards and other voting materials that identify shareholders shall be returned to the bank or other financial services entity with which this corporation has contractual arrangements to provide stock transfer services in respect to its common shares or any other independent business entity of which this corporation is not an affiliate.

       The tabulation process and results of shareholder votes shall be inspected by the bank or other financial services entity with which this corporation has contractual arrangements to provide stock transfer services in respect to its common shares or any other independent business entity of which this corporation is not an affiliate. Such inspectors shall certify in writing to this corporation's Board of Directors (and in the circumstances described in the fifth paragraph of this policy, the proponent) that the election and tabulation was, to the best of the inspectors' knowledge after diligent inquiry, carried out in compliance with this policy.

       The tabulators and inspectors of election and any authorized agents or other persons engaged in the receipt, count and tabulation of proxies shall be advised of this policy and instructed to comply therewith, and shall sign a statement certifying such compliance.

       In the event of any solicitation of a proxy (a "proxy contest") with respect to any of the securities of this corporation by a person (the "proponent") other than this corporation of which solicitation this corporation has actual notice, this corporation shall request in writing that the proponent and all agents and other persons engaged by the proponent agree to the procedures for return of proxies, tabulation, inspection and certification set forth in the second, third and fourth paragraphs of this policy; and this corporation shall not be bound to comply with this policy during the course of such proxy contest in the event that the proponent is not willing so to agree.

       This policy shall not operate to prohibit shareholders from disclosing the nature of their votes to this corporation or the Board of Directors if any shareholder so chooses or to impair free and voluntary communication between this corporation and its shareholders.

Relationships with Independent Public Accountants

       The firm of Arthur Andersen LLP, independent public accountants, has audited the accounts of the Company and subsidiaries for a number of years and has been selected to do so for 2000. Representatives of Arthur Andersen LLP are expected to be present at the annual shareholder meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Expenses of Solicitation

       All expenses of soliciting proxies, including clerical work, printing and postage, will be paid by the Company. Proxies may be solicited personally, or by telephone, by employees of the Company, but the Company will not pay any compensation for such solicitations. The Company expects to pay fees of approximately $15,000 for assistance by Georgeson Shareholder Communications, Inc. in the solicitation of proxies. In addition, the Company will reimburse brokers, banks and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies.

Other Business

       The Board of Directors knows of no other matters to be presented at the meeting. If any other matters come before the meeting, the proxy holders intend to vote on such matters in accordance with their best judgment.

Future Shareholder Proposals and Nominations

       Shareholder proposals intended to be presented at the Company's 2000 annual meeting of shareholders pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission must be received by the Company at its executive offices, P.O. Box 2999, Tacoma, WA 98477-2999, attention of the Corporate Secretary, on or before November 7, 2000.

       The bylaws of the Company establish procedures for shareholder nominations for elections of directors of the Company and bringing business before any annual meeting of shareholders of the Company. Any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received no later than the close of business on the 10th day following the day on which such notice of date of meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

       To be brought before an annual meeting by a shareholder, business must be of a nature that is appropriate for consideration at an annual meeting and must be properly brought before the meeting. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, each such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (w) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (x) the name and address of record of the shareholder proposing such business, (y) the name, class or series and number of shares of the Company which are owned by the shareholder, and (z) any material interest of the shareholder in such business. Public disclosure of the date of the 2000 annual meeting of shareholders was made in the enclosure with the dividend which was mailed to shareholders in November, 1999. The date of the next annual meeting of shareholders of Weyerhaeuser Company after the 2000 annual meeting is April 17, 2001.

     For the Board of Directors

     SANDY D. McDADE
     Secretary
     Federal Way, Washington,
     March 6, 2000

       A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1999, as filed with the Securities and Exchange Commission, excluding certain exhibits thereto, may be obtained without charge, by writing to Investor Relations, Weyerhaeuser Company, CH 1K35C, P.O. Box 2999, Tacoma, Washington 98477-2999.

              This proxy statement was printed on Weyerhaeuser
              Cougar Opaque 40-pound. The entire report can be recycled. Thank you for recycling.

                                [LOGO OF RECYCLE]

                  [MAP AND DIRECTIONS TO CORPORATE HEADQUARTERS]

                            [LOGO OF WEYERHAEUSER]

                        ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 18, 2000

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Steven R. Rogel, William D. Ruckelshaus and Martha R. Ingram, and each of them, with full power to act without the other and with full power of substitution, as proxies to represent and to vote, as directed herein, all shares the undersigned is entitled to vote at the annual meeting of the shareholders of Weyerhaeuser Company to be held at the Corporate Headquarters Building, Federal Way, Washington, on Tuesday, April 18, 2000 at 9:00 a.m., and all adjournments thereof. Shares not held in Plan accounts will be voted as directed on the reverse side of this Proxy card. If the card is signed and returned without specific instructions for voting, the shares will be voted in accordance with the recommendations of the Board of Directors.

If there are shares allocated to the undersigned in the Weyerhaeuser Company 401(k), Weyerhaeuser Canada Ltd. Investment Growth, or Performance Share Plans, the undersigned hereby directs the Trustee to vote all full and fractional shares as indicated on the reverse side of this card. If the card is signed and returned without specific instructions for voting, the shares will be voted in accordance with the recommendations of the Board of Directors. Shares for which no voting instructions are received will be voted as provided by the Plans.

                    TO BE SIGNED AND DATED ON REVERSE SIDE


--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                                                                                                                   Please mark
                                                                                                                  your votes as  [X]
                                                                                                                   indicated in
                                                                                                                   this example
------------------------------------------------------------------------------------------------------------------------------------
|                                       The Board of Directors recommends a vote "FOR" all                                         |
|                                            nominees in Item 1 and "AGAINST" Item 2.                                              |
|                                                                                                                                  |
|  ITEM 1--Election as directors of the                                        (INSTRUCTION: To withhold authority to vote         |
|          following nominees identified                                       for any of the foregoing individuals, write the     |
|          in the Proxy Statement:                          WITHHOLD           name(s) on the following line.)                     |
|                                           FOR         AUTHORITY TO VOTE                                                          |
|          W. John Driscoll                 [_]                [_]             _______________________________________________     |
|          Richard F. Haskayne                                                                                                     |
|          Robert J. Herbold                                                                                                       |
|          Arnold G. Langbo                                                                                                        |
|          Donald F. Mazankowski                                                                                                   |
|          Clayton K. Yeutter                                                                                                      |
|                                                                                                                                  |
|  ITEM 2--Shareholder proposal relating    FOR    AGAINST   ABSTAIN                                                               |
|          to a classified Board.           [_]      [_]       [_]                                                                 |
|                                                                                                                                  |
------------------------------------------------------------------------------------------------------------------------------------

                                                                                In their discretion to vote upon other matters
                                                                 ----------     that may properly come before the meeting.
                                                                          |
                                                                          |     Please sign exactly as your name(s) appears hereon.
                                                                          |
                                                                          |     DATED:________________________________________, 2000

                                                                                ____________________________________________________
                                                                                Signature

                                                                                ____________________________________________________
                                                                                Signature

                                                                                When signing as attorney, executor, administrator,
                                                                                trustee or guardian, please give your full title.
                                                                                If shares are held jointly, each holder should sign.

------------------------------------------------------------------------------------------------------------------------------------
                                                     . FOLD AND DETACH HERE .




                            [LOGO OF WEYERHAEUSER]

 YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY
           CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.